SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”), dated as of March 30, 2010, by and between Skystar Bio-Pharmaceutical Company, a Nevada corporation (the “Company”), and R. Scott Cramer, an individual, whose address is 1012 Lewis Drive Winter Park, Florida 32789-2225 (“Consultant”). The Company and the Consultant are collectively referred to herein as the “Parties.”

RECITALS:

A.           The Consultant is currently a member of the Company’s board of directors (the “Board”), a position he has held since October 2001, and has been separately and additionally acting as a United States Representative of the Company (the “Representative”) since November 2006 pursuant to an oral agreement of the Parties concerning the appointment and duties of, and compensation to, the Consultant for his services.

B.           The Parties desire to memorialize their mutual understanding of the compensation to the Consultant for his services through March 31, 2010.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.           Compensation for Past Services.

1.1           Stock Compensation.  For his services as the Representative through December 31, 2009, the Company shall issue to the Consultant 47,334 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the form of a restricted stock grant (the “Past Services Shares”).

1.2           Expense Reimbursement.  The Company shall reimburse the Consultant for reimbursable expenses incurred by him on behalf of the Company through December 31, 2009 in the amount of $9,918.39, payable by March 31, 2010.

1.3           Cash Bonus.  In recognition of the Consultant’s efforts and contributions toward the Company’s past successes as Representative, the Company shall pay to the Consultant a bonus in the amount of $100,000.00, payable by March 31, 2010.

Upon his receipt of the Past Services Shares and the reimbursable expenses described in Section 1.2, the Consultant agrees and acknowledges that the Company shall have paid him for all salary, wages, overtime, bonuses, fees, payments, and any other compensation and benefits due to him through December 31, 2009, if any, and shall have paid him for all incurred reimbursable expenses, if any, owed by the Company through December 31, 2009.

2.           Compensation for Services from January 1, 2010 through March 31, 2010. For his services as the Representative from January 1, 2010 through March 31, 2010, the Company shall compensate the Representative as follows on March 31, 2010:

(a)           Cash compensation of $7,500 in cash;

(b)           Reimbursable expenses from January 1, 2010 through March 25, 2010 of $8,516.42; and

(c)           2,500 shares of Common Stock, in the form of a restricted stock grant (the “Current Services Shares”).

Upon his receipt of the foregoing compensation, the Consultant agrees and acknowledges that the Company shall have paid him for all salary, wages, overtime, bonuses, fees, payments, and any other compensation and benefits due to him through March 31, 2010, if any, and shall have paid him for all incurred reimbursable expenses, if any, owed by the Company through March 25, 2010.

3.           Consultant’s Representations.

3.1           No Violations.  The Consultant represents that the entering into and performance of this Agreement by will not violate any law, rule, regulation, order, contract or agreement to which the Consultant is a party or is bound or affected.

3.2           Stock Issuance.  In connection with the issuance of the Past Services Shares and the Current Services Shares (collectively the “Shares”), the Consultant understands and hereby acknowledges, represents and warrants (as the case may be) that:

(a)           Upon the filing of an election pursuant to Section 83(b) of the Internal Revenue Code with respect to such grant of the Shares, the Company will not reimburse the Consultant for any federal and state taxes due as a result of such election.

(b)           At all time that the Consultant is a member of the Board, the Consultant shall abide by, and not act in contravention of, the Company’s Insider Trading Policy as set forth in Section 10 of the Company’s Code of Ethics.

(c)           As of the date hereof:

(1)           The Shares will be acquired for investment for the Consultant’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Consultant has no present intention of selling, granting any participation in or otherwise distributing the same.

(2)           The Consultant understands that the acquisition of the Shares involves substantial risk. The Consultant has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment and protecting its own interests in connection with this investment.

(3)           The Consultant is an "accredited investor" within the meaning of Regulation D of the Securities Act.

(4)           The Consultant understands that (i) the Shares are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and (ii) under the Securities Act and applicable rules and regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Consultant is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.           Miscellaneous Provisions.

4.1           The Parties acknowledge and agree that the relationship between the Company and the Consultant is that of independent contractors and not that of employer and employee. Nothing in this Agreement is intended to create or will be deemed to create or constitute a joint venture or partnership between the Company and the Consultant.

4.2           The Consultant will be responsible for the payment of all withholding, payroll and other taxes payable in respect of the payments received by the Consultant under this Agreement and hereby agrees to indemnify and hold the Company harmless from any obligation or penalty arising from the failure to pay such taxes.

4.3           All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when delivered via overnight courier providing for next day delivery service (“Overnight Courier”), when transmitted by facsimile (electronic receipt confirmed), or when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 5.1. All notices shall be deemed to have been given: (a) as of the date of personal delivery, (b) the first business day after delivery via Overnight Courier, (c) on the electronically confirmed date of receipt during business hours of the facsimile transmittal (or the following business day if the facsimile is received after 5:30 p.m. PDT), or (d) three calendar days after the date of deposit (postage pre-paid) with the U.S. Postal Service if delivered via first class or certified mail.

If to the Consultant:	R. Scott Cramer 1012 Lewis Drive Winter Park, FL 32789-2225

If to the Company:	Skystar Bio-Pharmaceutical Company Room 10601, Jiezuo Plaza No. 4, Fenghui Road South Gaoxin District, Xian Province, PRC Attn: Weibing Lu
With a copy (which will not constitute notice) to:	Richardson & Patel, LLP 10900 Wilshire Boulevard, Suite 500 Los Angeles, CA 90024 Attn: Kevin K. Leung, Esq. Fax: (310) 208-1154

4.4           The provisions of Sections 2.3 and 3, and any provisions relating to payments owed to the Consultant after termination of this Agreement, shall survive termination of this Agreement for any reason.

4.5           This Agreement sets forth the entire agreement of the Parties relating to the Services of the Consultant and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

4.6           All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Nevada applicable to agreements made and to be performed entirely in the State of Nevada. Any disputes, claims or causes of action by one party against the other arising out of, in related to or concerning this Agreement shall be commenced and maintained in any state or federal court located in Clark County of the State of Nevada, and the Consultant hereby submits to the jurisdiction and venue of any such court.

4.7           This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by the Consultant, but shall inure to the benefit of and be binding upon the Consultant’s heirs and legal representatives.

4.8           It is the desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant or remedy of this Agreement or the application thereof to any person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law, to the fullest extent permitted by law. In any case, the remaining provisions of the Agreement and the application thereof to any person or circumstance other than those to which they have been held invalid or unenforceable, shall remain valid and in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Consulting Services Agreement as of the date first above written.

“COMPANY”		“CONSULTANT”

SKYSTAR BIO-PHARMACEUTICAL COMPANY		R. Scott Cramer

By:	/s/ Weibing Lu	/s/ R. Scott Cramer
R. Scott Cramer
Title:	Chief Executive Officer